UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 22, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2014, Seagate Technology plc (the “Company”) announced that Jamie Lerner would be joining the Company as President, Cloud Systems and Solutions. The details of Mr. Lerner’s compensation arrangements were disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2014. Among other things, Mr. Lerner is eligible to earn a cash bonus in an amount up to 25% of his base salary (the “MBO Target Bonus”). The MBO Target Bonus paid will be based on the level of funding of the Company’s Executive Officer Performance Bonus Plan, as well as the achievement of goals specific to Mr. Lerner’s organization.

At its meeting on April 22, 2014, the Compensation Committee of the Board of Directors approved the specific goals for Mr. Lerner under the MBO Target Bonus for the current fiscal year. These goals relate to the Company’s cloud strategy, development of the cloud organization and post-merger integration.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ Kenneth. M. Massaroni

	Name:	Kenneth M. Massaroni
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: April 22, 2014

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